EXHIBIT 23.3

FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.
     We consent to the incorporation by reference of our reports relating to the proved oil and gas reserves of Mariner Energy, Inc. (the “Company”) and to the information derived from such reports in the Form S-8 registration statement and any amendments thereto filed by the Company.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 27, 2006

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258